Exhibit 10.3

SECURITIES ESCROW AGREEMENT

THIS SECURITIES ESCROW AGREEMENT (this “Agreement”), dated May 13, 2008, is entered into by and among Certified Technologies Corporation, a Nevada corporation (the “Parent”), Zhaoheng Investment Limited (BVI), a British Virgin Islands corporation (“Company”), Michael Friess (“Friess”) and Sanford Schwartz (“Schwartz” and together with Friess, the “Principal Stockholders”) and Kramer Levin Naftalis & Frankel LLP, with an address at 1177 Avenue of the Americas, New York, New York 10036 (the “Escrow Agent”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Share Exchange Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Parent, the Company, and Guosheng Xu, the sole stockholder of the Company (“Mr. Xu”), have entered into a Share Exchange Agreement, dated as of May __, 2008 (the “Share Exchange Agreement”), pursuant to which, among other things, Mr. Xu will exchange all of his shares of Company Stock for the issuance of an aggregate of 69,686,970 shares of Parent Stock, which Parent Stock will be issued to Embedded Internet (the “Share Exchange”);

WHEREAS, as an inducement to the Company to enter into the Share Exchange Agreement, the Principal Stockholders have agreed to place the Escrow Shares (as defined in Section 1.2 below) into escrow for the benefit of the Company and to distribute such Escrow Shares to the Company in the event the Company exercises its rights under Section 8.07 of the Share Exchange Agreement ; and

WHEREAS, the Parent, the Company and the Principal Stockholders have requested that the Escrow Agent hold the Escrow Shares on the terms and conditions set forth in this Agreement and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

                      NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

  ARTICLE I
TERMS OF THE ESCROW

1.1 The parties hereby agree to establish an escrow account (the “Escrow Account”) with the Escrow Agent whereby the Escrow Agent shall hold the Escrow Shares as contemplated by this  Agreement.

1.2 Upon the execution of this Agreement, the Principal Stockholders shall deliver to the Escrow Agent stock certificates evidencing an aggregate of 444,498 shares of Common Stock, along with undated stock powers executed in blank, as set forth on Schedule A (the “Escrow Shares”).

1.3   The parties hereby agree that the Escrow Shares shall be delivered as set forth below:

(i) The Escrow Shares shall be held in the Escrow Account for a period of two (2) years from the date of this Agreement (the “Escrow Period”).

(ii) In the event that the Company notified the Escrow Agent that the Company is exercising its rights under Section 8.07 of the Share Exchange Agreement and this Agreement, the Escrow Agent shall deliver the Escrow Shares to the Company pursuant to the written instructions of the Company.

(iii) At the end of the Escrow Period, the Escrow Agent shall deliver to the Principal Stockholders, the Escrow Shares remaining in the Escrow Account, on a pro rata basis, at the applicable address set forth in Section 3.3 hereof.

(iv) Notwithstanding the foregoing to the contrary, if, during the Escrow Period, Mr. Xu, together with his affiliates, successors and assigns, beneficially owns less than fifty percent (50%) of the aggregate outstanding shares of Common Stock of the Parent, the Escrow Agent shall promptly deliver any Escrow Shares remaining in the Escrow Account to the Principal Stockholders, the Company shall no longer not have any rights to the Escrow Shares and this Agreement shall terminate and be of no further force and effect.

  ARTICLE II
REPRESENTATIONS OF THE PRINCIPAL STOCKHOLDERS

2.1 Each of the Principal Stockholders hereby represents and warrants to the Company as follows:

(i) The Principal Stockholder is the record and beneficial owner of the Escrow Shares set forth next to such Principal Stockholder’s name on Schedule A and has good title to such Escrow Shares, free and clear of all pledges, liens, claims and encumbrances, except encumbrances created by this Agreement.  There are no restrictions on the ability of the Principal Stockholder to transfer such Escrow Shares or to enter into this Agreement other than transfer restrictions under applicable federal and state securities laws.

(ii) The performance of this Agreement and compliance with the provisions hereof will not violate any provision of any law applicable to the Principal Stockholder and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of the Principal Stockholder pursuant to the terms of the certificate of incorporation or by-laws of the Parent or any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Principal Stockholder or affecting such Escrow Shares.  No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Principal Stockholder.

  ARTICLE III
MISCELLANEOUS

3.1            The Company will pay Escrow Agent a total of $1,000.00 for all services rendered by Escrow Agent hereunder.

3.2 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained.  No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

3.3 All notices,  communications  and  instructions  required or desired to be given under this Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier to the following addresses:

If to Escrow Agent:              Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention: Christopher S. Auguste, Esq.
Tel No.: (212) 715-9100
Fax No.: (212) 715-8000

If to the Parent:                     Zhaoheng Investment Limited (BVI)
P.O. Bo 957
Offshore Incorporations Centre
Road Town, Tortola
British Virgin Islands
Attention: _________________________
Facsimile:  (___) ___-____

If to the Principal Stockholders:

Michael Friess
5353 Manhattan Circle, Suite 101
Boulder, Colorado 80303
Facsimile:  (303) 499-6666

or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

3.4 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

3.5 This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.  This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

3.6 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine.  This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same.  Unless otherwise indicated, all references to Articles are to this Agreement.

3.7 The parties hereto expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  Any action to enforce, arising out of, or relating in any way to, any provisions of this Agreement shall only be brought in a state or Federal court sitting in New York City, Borough of Manhattan.

3.8 The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Principal Stockholders and the Escrow Agent.

3.9 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties.  The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud and willful misconduct.

3.10 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

3.11 The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud and willful misconduct.

3.12 The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor which shall be paid by the Escrow Agent.  The Escrow Agent has acted as legal counsel for the Company and may continue to act as legal counsel for the Company from time to time, notwithstanding its duties as the Escrow Agent hereunder.  The Company and the Principal Stockholders consent to the Escrow Agent in such capacity as legal counsel for the Company and waive any claim that such representation represents a conflict of interest on the part of the Escrow Agent.  The Company and the Principal Stockholders understand that the Escrow Agent is relying explicitly on the foregoing provision in entering into this Agreement.

3.13 The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company and the Principal Stockholders.  In the event of any such resignation, the Principal Stockholders and the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any Escrow Shares and other documents held by the Escrow Agent.  In addition, the Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Company and the Principal Stockholders, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided above.

3.14 If the Escrow Agent reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

3.15 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Escrow Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Escrow Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Shares and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York, Borough of Manhattan, in accordance with the applicable procedure therefor.

3.16 The Company and each Principal Stockholder agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

[Signature Page Follows]

[SIGNATURE PAGE TO SECURITIES ESCROW AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 13th day of May, 2008.

CERTIFIED TECHNOLOGIES CORPORATION

By:__________________________________
     Name:
     Title:

PRINCIPAL STOCKHOLDERS:

____________________________________
     MICHAEL FRIESS

____________________________________
     SANFORD SCHWARTZ

ESCROW AGENT:

KRAMER LEVIN NAFTALIS & FRANKEL LLP

By:____________________________________
     Name:
     Title:

  Schedule A

Name of Principal Stockholder:                                                                                Number of Escrow Shares:

Michael Friess                                                                                                            222,249

Sanford Schwartz                                                                                                       222,249